As filed with the Securities and Exchange Commission on May 24, 2012
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________
Form S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
_______________________________
American Capital Mortgage Investment Corp.
(Exact Name of Registrant as Specified in Its Governing Instruments)
_______________________________

American Capital Mortgage Investment Corp.
2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814
(301) 968-9220
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
_______________________________

Samuel A. Flax, Esq.
American Capital Mortgage Investment Corp.
2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814
(301) 968-9220
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)
_______________________________
COPY TO:

David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000	David C. Wright, Esq. Trevor K. Ross, Esq. Hunton & Williams LLP Riverfront Plaza, East Tower 951 E. Byrd Street Richmond, Virginia 23219 (804) 788-8200
_______________________________
Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.
If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-181372
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
_______________________________
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.01 par value	$32,970,000	$3,778.36
 _________

(1)
The registrant previously registered an aggregate of 11,500,000 shares of its common stock at an aggregate offering price not to exceed $267,030,000 on Form S-11 (File No. 333-181372), which registration statement was declared effective by the Securities and Exchange Commission on May 23, 2012. In accordance with Rule 462(b) promulgated under the Securities Act, and certain interpretations of the Securities and Exchange Commission with respect thereto, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under such registration statement is hereby registered.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE
This registration statement is being filed by American Capital Mortgage Investment Corp. (the “Company”) pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933 and General Instruction G of Form S-11. Pursuant to Rule 462(b), the contents of the Company’s registration statement on Form S-11 (File No. 333-181372), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on May 23, 2012 (the “Initial Registration Statement”), are incorporated by reference into this registration statement. This registration statement covers the registration of an additional $32,970,000 aggregate offering price of shares of the Company’s common stock described in the prospectus constituting a part of the Initial Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

EXHIBIT NUMBER	DESCRIPTION

5.1	Opinion of Venable LLP relating to the legality of the securities being registered
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters
23.1	Consent of Ernst & Young LLP
23.2	Consent of Venable LLP (included in Exhibit 5.1)
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
24.1	Power of Attorney

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on May 24, 2012.

AMERICAN CAPITAL MORTGAGE
INVESTMENT CORP.
By:	/s/ Samuel A. Flax
Name:	Samuel A. Flax
Title:	Executive Vice President and Secretary
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chair and Chief Executive Officer	May 24, 2012
Malon Wilkus	(Principal Executive Officer)
*	Director, Chief Financial Officer and	May 24, 2012
John R. Erickson	Executive Vice President (Principal Accounting and Financial Officer)
*	Director	May 24, 2012
Robert M. Couch
*	Director	May 24, 2012
Morris A. Davis
*	Director	May 24, 2012
Randy E. Dobbs
*	Director	May 24, 2012
Larry K. Harvey
*	Director	May 24, 2012
Alvin N. Puryear

* By:	/s/ Samuel A. Flax
Attorney-in-fact